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                                                                     EXHIBIT 5.1


                                 August 2, 1999


Board of Directors
Rowan Companies, Inc.
2800 Post Oak Boulevard
Suite 5450
Houston, Texas   77056-6196

Gentlemen:

         We have acted as counsel to Rowan Companies, Inc., a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-8 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the issuance of up to 200,000 shares (the "Shares") of the Company's common stock, par value $.125 per share, pursuant to the 1998 Nonemployee Directors Stock Option Plan (the "Directors Stock Option Plan").

         As a basis for the opinions hereinafter expressed, we have examined such statutes, regulations, corporate records and documents, certificates of public and corporate officials and other agreements, contracts, documents and instruments as we have deemed necessary for purposes of the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies. As to all matters of fact material to such opinions, we have relied upon representations of officers of the Company.

         Based upon the foregoing and having due regard for such legal considerations as we deem relevant, we are of the opinion that the Shares have been duly authorized, and that such Shares will, when issued in accordance with the terms of the Directors Stock Option Plan, be validly issued, fully paid and nonassessable.

         This opinion is limited in all respects to the General Corporation Law of the State of Delaware and the laws of the United States of America insofar as such laws are applicable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                     Very truly yours,

                                     Andrews & Kurth L.L.P.
                                     600 Travis, Suite 4200
                                     Houston, Texas 77002

1173/2450